EX 10.64 – LIST OF SUBSIDIARIES

Exhibit 10.64

List of Subsidiaries of Proteonomix, Inc.

Thor Biopharma, Inc.

Stromacel, Inc.

Proteoderm, Inc.

XGen Medical LLC

National Stem Cell, Inc.

The Sperm Bank of New York

Proteonomix Regenerative Translational Medicine Institute, Inc. (PRTMI)